                                                                   Exhibit 10.16


                           SOFTWARE LICENSE AGREEMENT

         This Agreement is entered into on the Effective Date, as hereinafter defined, by and between IntellAgent Control Corporation f/k/a Veritas Technologies, Inc., a Texas corporation with offices in Dallas, Texas ("ICC"), and the entity or individual identified in the Software License Exhibit, attached hereto and incorporated herein for all purposes, as "Licensee" (the "Licensee").

         IN CONSIDERATION OF the mutual representations, covenants and undertakings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ICC and Licensee, intending to be legally bound, agree as follows:

DEFINITIONS

         1. For Purposes of this Agreement, the following terms shall have the following meanings unless the context clearly indicates otherwise:

                  a. Act!. "Act!" means the computer software entitled ACT! owned and/or licensed by Symantec Corporation and designated by the version or version number in the System Requirements. This does not include ACT! for DOS (single user or network version), ACT! for Hewlett-Packard 95LX or any version or version number of ACT! not designated in the system Requirements.

                  b. Additional User. "Additional User" means each individual who uses the Licensed Materials in excess of the number of Authorized Users specified in the Software License Exhibit.

                  c. Additional User Fee. "Additional User Fee" means the fee payable to ICC by Licensee, as designated in the Software License Exhibit, for use of the Licensed Materials by each Additional User. If no Additional User Fee is designated, then the Additional User Fee shall be the amount published by ICC as its standard Additional User Fee at the time the Additional User Fee accrues.

                  d. Authorized Users. "Authorized Users" means the number of individuals who are authorized to use the Licensed Materials as specified in the Software License Exhibit.

                  e. Effective Date. "Effective Date" means the date so identified in the Software License Exhibit.

                  f. Intellectual Property Rights. "Intellectual Property Rights mean any patent, trademark, copyright, trade secret or contract rights in and to the Licensed Materials.

                  g. Licensed Database/Templates. "Licensed Database/Templates" mean those parts of the ICC Software that ICC designates a licensee may modify subject to the Paragraph entitled "Permitted Alterations." Licensed Database/Templates include, but are not limited to, the ICC product known as IntellAgent Control.-TM-

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                  h. License Fee. "License Fee" means the nonrefundable fee
specified in the Software License Exhibit.

                  i. Licensed Materials. "Licensed Materials" mean the ICC Software and Support Materials delivered to the Licensee under this Agreement.

                  j. Lotus Notes. "Lotus Notes" means the computer software owned and/or licensed by Lotus Development Corporation and designated by the version or version number set forth in the System Requirements. This does not include any Lotus Notes version or version number not designated in the System Requirements.

                  k. Modification. "Modification" means any modification, change, enhancement or improvement to the Licensed Materials.

                  l. Software Defect. "Software Defect" means a failure of the ICC Software to function substantially in accordance with the applicable Support Materials.

                  m. Support Materials. "Support Materials" mean printed or written materials relating to the ICC Software including, without limitation, manuals, specifications, and instructions, and any copies of any of the foregoing, in any medium, delivered to the Licensee under this Agreement.

                  n. System Requirements. "System Requirements" mean the system requirements published from time to time by ICC for the applicable component and/or version of the ICC Software including, but not limited to, the required versions of Third Party Software.

                  o. Third Party Software. "Third Party Software" means Act! and Lotus Notes as designated in the System Requirements.

                  p. ICC Confidential Information. "ICC Confidential Information" means trade secrets, knowledge, data or other proprietary information of ICC not generally known to the public. ICC Confidential Information includes, without limitation, the Licensed Materials, inventions, trade secrets, ideas, processes, formulae, flow charts, design specifications, source and object code, data, programs, documentation, unpublished works of authorship, know-how, improvements, discoveries, developments, designs and techniques, including without limitation, all code, parameter files, execution files and other files constituting a part of the Licensed Materials, along with the design, layout and operation of the IntellAgent Control-TM- database. ICC Confidential Information does not include (i) information already known or independently developed by the Licensee; (ii) information in the public domain through no wrongful act of the Licensee; (iii) information that subsequently enters the public domain through no wrongful act of the Licensee; or (iv) information received by the Licensee from a third party who was free to disclose it.

                  q. Licensee Confidential Information. "Licensee Confidential Information" means proprietary information of Licensee, not generally known to the public, that is specifically identified by Licensee in a written notice delivered to ICC as Licensee Confidential Information; provided, however, that Licensee Confidential Information does not include program code, parameter or execution files for the Licensed Materials and Modifications, routines, algorithms, software structure, sequence, or organization; information already known or independently developed by ICC; information in the public domain through no wrongful act of ICC; information that subsequently enters the public domain through no wrongful act of ICC; and information received by ICC from a third party who was free to disclose it.

                  r. ICC Software. "ICC Software" means the version of computer software entitled IntellAgents-TM- and/or the Licensed Database/Templates, as identified in the Software License Exhibit, along with each copy, translation, compilation, update, modification or enhancement of all or any part of the ICC Software, in any medium, delivered to Licensee or made by ICC under this Agreement.

GENERAL PROVISIONS

         2. License Fee. The License Fee is due and payable and Licensee agrees to pay the Licensee Fee to ICC on or before the Effective Date.

         3. Taxes and Duties. Except for taxes based on the net income of ICC and ICC's franchise taxes, Licensee shall be responsible for all taxes on sums payable to ICC under this Agreement, including without limitation sales and use taxes. Licensee shall pay all customs duties, import fees, and similar levies, as applicable, on shipments from ICC.

         4. Exclusion of Third Party Software. Neither the License Fee nor any other sums payable under this Agreement include the cost of the Third Party Software.

         5. Invoice; Payment and Late Charges. All fees payable under this Agreement, other than the license Fee, shall be paid to ICC within ten (10) days of Licensee's receipt of the invoice. Invoices shall be considered delinquent ten (10) days after receipt. Any payments received by ICC more than thirty one
(31) days past due shall be subject to any costs of collection (including reasonable legal fees and costs).

         6. Non-Payment. If Licensee fails to pay fees payable to ICC under this Agreement, ICC reserves the right to repossess the ICC Software without prejudice, and assert appropriate liens until all amounts due are paid in full. All past due amounts shall bear interest at the lesser of one and one-half percent per month and the highest rate allowed by law.

         7. Additional User Fee. Licensee shall pay to ICC the Additional User Fee for each Additional User in excess of the number of Authorized Users. The Additional User Fee for each

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Additional User shall be due and payable by Licensee and Licensee shall pay the
Additional User Fee before the first use of the ICC Software by each such Additional User.

         8. Term. This Agreement is effective upon the effective date and shall remain in effect until terminated.

         9. Licensee's Obligations. Licensee agrees to adhere to the terms and conditions of this Agreement and all other agreements between ICC and Licensee.

         10. Installation and Training Services. ICC shall provide its standard installation and training services in accordance with the fees specified in the Software License Exhibit.

         11. Services Provided by Other Agreements. There are no software maintenance or consulting services provided under this Agreement. Software maintenance and consulting services are available only pursuant to separate, written agreements between ICC and Licensee.

LICENSE

         12. Grant of License. Subject to the terms and conditions of this Agreement and for the duration of this Agreement, ICC hereby grants and Licensee hereby accepts a non-exclusive and non-transferable license to use and possess the Licensed Materials for the number of Authorized Users specified in the Software License Exhibit.

         13. Export Control. Licensee warrants and represents that it shall in all ways comply with the export control laws and regulations of the United States. If Licensee is furnishing the Licensed Materials to its facilities outside of the United States, Licensee shall obtain all export licenses, fully adhere to the applicable export control laws and regulations, and indemnify and hold ICC harmless from and against all claims, liabilities, actions, damages and expenses (including reasonable attorneys' fees incurred by ICC) arising out of any failure to comply with such laws and regulations and any breach of this Agreement by such facilities outside the United States. Further, Licensee represents and warrants that any of its facilities outside of the United States to which it provides the Licensed Materials are bound by the provisions of this Agreement. If at any time the Licensed Materiels are to be located at any location other than the address designated in the Software License Exhibit, Licensee shall notify ICC in writing of the street address of such other location prior to moving the Licensed Materials to such location.

         14. Assignment or Transfer. Licensee may assign this Agreement and/or transfer the Licensed Materials only with the prior, express, and written consent of ICC, which consent shall not be unreasonably withheld. Any encumbrance, other transfer, and/or attempt to encumber or transfer shall be void and of no legal effect and shall constitute a material breach of this Agreement by Licensee.

         15. Duplication. Licensee shall not make any copies of the Licensed Materials except that for each Authorized User and each Additional User. Licensee may make one (1) copy of the ICC Software program and (l) one copy of the user manual contained in the Support Materials. In addition, Licensee may make (1) copy of the ICC Software for backup purposes. All such copies shall include ICC's copyright and other proprietary notices and are subject to the provisions of this Agreement.

         16. Certain alterations Prohibited. Except as expressly provided in the Paragraph entitled "Permitted Alterations," Licensee shall not alter, modify, disassemble, decompile, reverse engineer or otherwise manipulate (or attempt to alter, modify, disassemble, decompile, reverse engineer or otherwise manipulate) the ICC Software. Licensee shall not translate, update, or make any Modifications to the ICC Software without the prior, express, and written consent of ICC, except as otherwise expressly provided in the Paragraph entitled "Permitted Alterations."

         17. Permitted Alterations. Licensee shall have the non-exclusive and non-transferable right to make Modifications to the Licensed
Database/Templates, but not the IntellAgents-TM- program or any other portion of the ICC Software or the Licensed Materials; and provided, however, that the following provisions apply to all Modifications made by Licensee:

         a. All such Modifications of the Licensed Database/Templates or any portion thereof shall be at Licensee's, sole risk and expense, and in no event shall ICC have any obligation to support or maintain any Modification which is not distributed by ICC to its general client base and made a part of the standard ICC Software.

         b. ICC shall not be responsible in any regard and shall incur no liability for any errors, failures or malfunctions of the Licensed Database/Templates or any other portion of the ICC Software, and Licensee assumes full responsibility for any and all errors, failures, malfunctions, non-conformance or other effects arising from Modification(s) made by Licensee.

         c. Licensee acknowledges that, by virtue of such Modification(s) made by Licensee to the Licensed database/Templates, subsequent modifications, solutions, corrections, improvements, or release of the ICC Software and related documentation may be rendered unusable or incompatible.

         d. The non-exclusive and non-transferable right granted to Licensee in this Paragraph to make Modifications to the Licensed Database/Templates applies solely to the Licensed Database/Templates, and shall not apply to the IntellAgents-TM- program or any other portion of the ICC Software or the Licensed Materials. The provisions of Subparagraphs a and b of this Paragraph shall survive termination of this Agreement, but the rights granted to Licensee in this Paragraph shall terminate upon termination of this Agreement.

         18. Acknowledgment of Confidentiality. Licensee hereby acknowledges that the ICC Confidential Information, code partial copies and derivative works thereof contain proprietary information belonging exc1usively to ICC Licensee acknowledges that such ICC Confidential

Information gives ICC an advantage over competitors in the industry who do not know or use ICC Confidential Information. Licensee acknowledges that ICC has expended substantial amounts of time, effort, and money in creating, developing, and protecting the ICC Confidential Information. Licensee acknowledges that any publication or disclosure to third parties of ICC Confidential Information would cause immediate and irreparable harm to ICC.

         19. Nondisclosure of ICC Confidential Information. During the Term of this Agreement and at all times thereafter, Licensee shall not (a) misappropriate any ICC Confidential Information, or (b) without ICC's prior, express, and written consent, disclose, provide, or in any way make any ICC Confidential Information available in any form to any other party, except to employees of Licensee and consultants who require such knowledge and use in the ordinary course and scope of their engagement at Licensee and whose access is necessary to enable Licensee to exercise its rights under this Agreement. Licensee shall require all employees and consultants having access to any ICC Confidential Information to agree to maintain the confidentiality of the ICC Confidential Information. Licensee warrants to ICC that each employee and consultant having access to the ICC Confidential Information understands, agrees to be governed, and is bound by the terms and conditions of this Agreement or one at least as restrictive. The provisions regarding confidentiality and nondisclosure of the ICC Confidential Information shall survive termination of this Agreement. Licensee shall take all reasonable steps necessary to maintain the confidentiality of the ICC Confidential Information and shall use at least a reasonable standard of care safeguarding it.

         20. Injunctive Relief. Licensee acknowledges that violation of the provisions of the Paragraph entitled "Nondisclosure of ICC Confidential Information" would cause irreparable harm to ICC not adequately compensable by monetary damages. Accordingly, in addition to monetary damages and other relief, the parties agree that injunctive re1ief including, but, not limited to, specific performance, shall be available to ICC to prevent any actual or threatened violation of such provisions and is available without the requirement of posting bond.

INTELLECTUAL PROPERTY

         21. Ownership of Intellectual Property Rights. ICC owns all Intellectual Property Rights in and title to all copies, in whole and in part, of the Licensed Materials and all derivative works thereof. Licensee shall not acquire any rights or interest in any of the Intellectual Property by reason of any use and/or modification of the same in connection with this Agreement. ICC retains all rights not expressly granted in this Agreement.

         22. ICC Trademarks. Licensee agrees and acknowledges that VERITAS-TM-, INTELLAGENTS-TM- and INTELLAGENT CONTROL-TM- are trademarks of ICC. All goodwill derived from Licensee's use of ICC's trademarks in connection with this Agreement shall inure to the benefit of ICC. Licensee shall not alter, vary or combine ICC's trademarks in any manner. Licensee shall neither alter nor remove from any Licensed Materials any proprietary, copyright, trademark or trade secret notice or legend.

         23. Ownership of Modifications. ICC shall own all right, title and interest, including all Intellectual Property Rights, in and to any modifications of the Licensed Materials; the provisions in this Section shall not be deemed to grant to Licensee a right or privilege to make Modifications except as otherwise expressly permitted in this Agreement. If Licensee makes any Modifications to the Licensed Materials, Licensee shall be deemed to have assigned to ICC ownership of all program code and data for such Modifications, unless ICC and Licensee expressly agree otherwise in a writing that specifically identifies such Modifications made by Licensee. Licensee retains rights to Licensee Confidential Information. Nothing in this Section shall limit ICC's Intellectual Property Rights. So long as this Agreement is in effect, Licensee shall have a non-exclusive, royalty-free license to use any Modifications made by Licensee in accordance with the terms of this Agreement. Subject to the limitations set forth in this Section, ICC's ownership includes, without limitation, the right to produce, make, use, modify, prepare derivative works, display publicly, perform publicly, sell, license or otherwise distribute or dispose of all Modifications.

LIMITATIONS OF LIABILITY

         EXCEPT AS EXPRESSLY SET FORTH ABOVE, ICC MAKES NO WARRANTY, REPRESENTATION, PROMISE, OR GUARANTEE, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE LICENSED MATERIALS, INCLUDING WITHOUT LIMITATION THEIR QUALITY, PERFORMANCE, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ICC EXPRESSLY DISCLAIMS ALL WARRANTIES NOT EXPRESSLY STATED HEREIN. LICENSEE ASSUMES THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE LICENSED MATERIALS. SHOULD THE LICENSED MATERIALS PROVE DEFECTIVE, LICENSEE AND NOT ICC ASSUMES THE ENTIRE COST OF NECESSARY SERVICING, REPAIR, OR CORRECTION.

         LICENSEE'S SOLE REMEDIES AND THE ENTIRE LIABILITY OF ICC ARE SET FORTH ABOVE. IN NO EVENT WILL ICC BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY DAMAGES, INCLUDING ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, EXPENSES, LOST PROFITS, LOST SAVINGS OR OTHER DAMAGES ARISING OUT OF USE OR INABILITY TO USE THE LICENSED MATERIALS OR IN ANY WAY RELATING TO THE LICENSED MATERIALS. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF IMPLIED WARRANTIES OR LIMITATION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION MAY NOT APPLY TO LICENSEE.

         BECAUSE SOFTWARE IS INHERENTLY COMPLEX AND MAY NOT BE
COMPLETELY FREE OF ERRORS, LICENSEE IS ADVISED TO VERIFY AND MAKE
BACKUP COPIES OF ITS WORK.

         IN NO EVENT SHALL ICC BE LIABLE, IN CONTRACT AND/OR IN TORT, FOR ANY AMOUNT IN EXCESS OF THE MONIES PAID BY LICENSEE TO ICC PURSUANT TO THIS AGREEMENT.

TERMINATION

         30. Termination. Licensee may terminate this Agreement at any time by written notice to ICC and returning the Licensed Materials to ICC together with all copies thereof and extracts or modifications thereof. If Licensee breaches this Agreement and after written notice of such breach, Licensee fails to cure within five days, ICC may terminate this Agreement upon written notice to Licensee. Termination of this Agreement terminates the license granted herein. Upon termination for any reason whatsoever, Licensee shall immediately cease using, directly or indirectly, all Licensed Materials and shall promptly return the Licensed Materials to ICC at Licensee's expense.

         31. Survival. The provisions of the following entitled Paragraphs shall survive termination of this Agreement: "Acknowledgment of Confidentiality," "Nondisclosure of ICC Confidential Information," "Injunctive Relief," "Ownership of Intellectual Property Rights," "ICC Trademarks," "Ownership of
Modifications," "No Warranties for Third Party Software," "Limitation of LIABILITY," and "Governing Law."

         32. No Refund of Fees. Upon termination of this Agreement, ICC shall have no obligation to refund any fees paid to it for the Licensed Materia1s.

ADDITIONAL PROVISIONS

         33. Compliance with System Requirements. Licensee shall not use the ICC Software other than in conformance with the System Requirements.

         34. Infringement. If any third party makes to Licensee a claim or demand regarding infringement of any copyright or trademark or misappropriation of any trade secret by reason of Licensee's having used the Licensed Materials within the scope of the licenses granted herein, Licensee agrees to notify ICC promptly in writing of the claim or demand.

         35. Indemnification. Provided Licensee is not in default of this Agreement, ICC shall defend and indemnify Licensee from and against all claims and damages, if any, arising from any alleged infringement by the Licensed Materials of a U.S. copyright or trademark or the misappropriation of any trade secrets of any third party (an "Infringement Claim"); provided further: that Licensee notifies ICC as provided in the Paragraph entitled "Infringement;" that ICC is permitted to control fully the defense and settlement of such Infringement Claim; and that Licensee fully cooperates with ICC in the defense and settlement of such Infringement Claim. Alternatively, ICC may, in its sole discretion and at ICC's expense, replace the allegedly infringing Licensed Materials, modify them so that they do not infringe, and/or acquire the right from the third party to use the allegedly infringing Licensed Materials. ICC shall have no obligation pursuant to this Paragraph if the

Infringement Claim arose out of Licensee's use of Licensed Materials with hardware and/or software, other than the third Party Software, not provided by ICC.

         36. Governing Law. This agreement shall be construed and enforced in accordance with the laws of the State of Texas, excluding Texas' conflicts of law, and both parties agree that the Federal and State Courts located in Dallas County, Texas shall have jurisdiction over any matter arising in connection with this Agreement and hereby submit to such jurisdiction. Any action against either party must be commenced within two (2) years after such cause of action accrues. If any action is brought to enforce this Agreement or any of its terms, the prevailing party shall be entitled to legal costs, including reasonable attorneys' fees and costs.

         37. Modification, Waiver, Amendment, Etc. This Agreement may be amended only by a written instrument executed by all parties hereto. The failure of any party at any time or times to require performance of any provision of this Agreement by any other party hereto shall in no manner affect the right of such party at a later time to enforce same. To be effective a waiver must be signed by the party sought to be charged with the waiver. If any covenant or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, unlawful or incapable of being enforced, all other conditions and provisions of this Agreement which can be given effect without the invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect

         38. Integration. This Agreement and the Software License Exhibit constitute the sole, full, and complete Agreement and understanding between Licensee and ICC with respect to the matters set forth herein, and supersedes and terminates any and all prior or existing proposals, agreements, or understandings between Licensee and ICC with respect to such matters.

         39. Notices. All notices, requests, demands, instructions and other communications required or permitted to be given under this Agreement by a party hereto shall be deemed duly given or sent hereunder only if in writing and delivered personally, mailed first class, postage prepaid, certified mail, return receipt requested, sent by Federal Express or similar overnight delivery service, or sent by facsimile transmission or telex with acknowledgment or confirmation required thereof, to the other hereto as follows:

         If to Licensee to the individual named and the address set forth in the Software License Exhibit

         If to ICC to IntellAgent Control Corporation f/k/a Veritas Technologies, Inc., 12750 Merit Drive, Suite 830, Dallas, Texas 75251-1241,
Attention: License Administrator

Any such communication shall be deemed to have been given or sent as of the date of hand delivery five (5) days after the date of mailing by certified mail; the business day after the date sent by Federal Express or other similar service; or the date of acknowledgment of receipt of facsimile or telex transmission, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and made it effective upon the Effective Date.

Agreed and accepted:                    Agreed and accepted:


INTELLAGENT CONTROL CORPORATION
(ICC):                                       (Licensee):

By:      /s/                                By:      /s/ Gary G. McCann
         -------------------------                   ---------------------------

Title:   Business Partner Manager           Title:   Vice President - Operations
         -------------------------                   ---------------------------

                            SOFTWARE LICENSE EXHIBIT


Licensee:


Licensee's address:


Notices should be sent to the following person at the above address:

Attn:


Effective Date:


License Fee                         $____________


Licensed Materials                  Number of                     Version
                                    Authorized Users


IntellAgents                        _________________    _____R4___________



Additional User Fee                 $_____________


Annual Maintenance fees:            $____ per authorized user

                                    $____ Total Annual Maintenance Fee


Unless otherwise expressly agreed to in writing, Licensee shall reimburse ICC for all travel expenses.

Agree and accepted:                           Agreed and accepted:


INTELLAGENT CONTROL (ICC):                    PRODUCTIVITY POINT CORPORATION
                                              INTERNATIONAL (PPI):

By :__________________________                By :__________________________

Title :_________________________              Title :_________________________

                         INTELLAGENT CONTROL CORPORATION
                         VALUE ADDED RESELLER AGREEMENT

Name and address of Value Added Reseller:

Transformation Processing, Inc.
2121 Argentia Road, Suite 200
Mississauga, Ontario  L5N2X4

Attention: Lisa Denis

Effective Date:  April 23, 1997

This Agreement sets forth the terms under which the Value Added Reseller identified above may participate in IntellAgent Control Corporation's Value Added Reseller Program( the "Program"), including the receipt of IntellAgent Control Corporation products (the "Products") and services.

1. PRODUCTS AND SERVICES AVAILABLE UNDER THE PROGRAM.

     (a) Products. Value Added Reseller shall have the right to acquire and use IntellAgent Control Corporation products made available to Program participants from time to time, in the quantity and for the prices or fees established by IntellAgent Control Corporation for Program participants. Value Added Reseller agrees to use any Product acquired under the Program solely for sales, marketing and demonstration purposes, as well as general internal business purposes related to the Products, and not for resale or distribution to third parties. Value Added Reseller shall be solely responsible for its activities, products and services relating to or provided with IntellAgent Control Corporation Products. Value Added Reseller shall not make any representations or statements regarding Intelligent Control Corporation Products other than those contained in Intelligent Control Corporation's marketing literature and advertising copy. Value Added Reseller's other rights and obligations relating to such Products shall be governed by the IntellAgent Control Corporation Software License Agreement accompanying the particular Product acquired. Value Added Reseller shall provide to Intelligent Control Corporation, upon request information related to Value Added Reseller's involvement in sales of the Products.

     (b) Support. Value Added Reseller shall be entitled to receive the technical support services made available to Program participants from time to time, including electronic and telephone support, under the terms and conditions established by IntellAgent Control Corporation.

     (c) Marketing services. Value Added Reseller shall be entitled to receive the marketing services IntellAgent Control Corporation elects to provide from time to time for its Value Added Resellers.

     (d) Program terms subject to change. IntellAgent Control Corporation may change any of the terms for products or support offered to Program participants without prior notice to value

Added Reseller, provided, however, that Value Added Reseller shall be permitted to terminate this Agreement and its participation in the Program without cause upon any change by IntellAgent Control Corporation in these terms.

2. PRE-RELEASE PRODUCTS

     (a) Use. IntellAgent Control Corporation may in its sole discretion extend to Value Added Reseller the right to use the pre-release software and related documentation that it makes available under the Value Added Reseller Marketing Program from time to time (the "Pre-Release Software") solely for the purpose of evaluating the Pre-Release Software, and subject to the following terms:

     (b) Acceptance of terms. Value Added Reseller shall acknowledge its acceptance of the terms of this Section 2, in the form stipulated by IntellAgent Control Corporation, prior to receiving any Pre-Release Software under the Program.

     (c) Confidentiality; proprietary rights. Value Added Reseller agrees with IntellAgent Control Corporation that the Pre-Release Software is IntellAgent Control Corporation Confidential Information subject to the terms of Section 8 of this Agreement and constitutes a trade secret of IntellAgent Control Corporation, and that, unless otherwise specifically agreed by IntellAgent Control Corporation in writing, Value Added Reseller:

     (i) shall not copy the Pre-Release Software or the related documentation in excess of the number designated by IntellAgent Control Corporation in computer readable or human readable form except for one back-up copy; and

     (ii) shall, at IntellAgent Control Corporation's request, promptly return to IntellAgent Control Corporation or destroy all diskettes, documentation or other materials furnished to Value Added Reseller by IntellAgent Control Corporation under this Agreement.

     (d) No Warranty. In view of the developmental nature of Pre-Release Software, IntellAgent Control Corporation makes no warranty as to the operational performance of Pre-Release Software. INTELLAGENT CONTROL CORPORATION DISCLAIMS ALL WARRANTIES WITH REGARD TO PRE-RELEASE SOFTWARE AND THE RELATED DOCUMENTATION INCLUDING WITHOUT LIMITATION WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NO INFRINGEMENT.

3. PAYMENT TERMS. Unless otherwise stated by IntellAgent Control Corporation, payments of applicable subscription, license and support fees for the Program and Products are due upon submission of Value Added Reseller's order form for the particular Product or service requested. Value Added Reseller agrees to pay shipping and related insurance charges, as well as any tax, however characterized, including customs duties and tariffs, arising out of this Agreement or the use of the Products, other than taxes assessed on IntellAgent Control Corporation's net income.

4. PROPRIETARY RIGHTS. During the terms of this Agreement, Value Added Reseller may represent itself as an authorized IntellAgent Control Corporation Value Added Reseller of IntellAgent Control Corporation Products. Value Added Reseller shall not represent that Value Added Reseller's products and services are affiliated with or endorsed by IntellAgent Control Corporation.

Nothing done pursuant to this Agreement shall transfer to Value Added Reseller title to any intellectual property rights (including, without limitation, any trademark or copyright) in or to IntellAgent Control Corporation Products or any other software application, or any associated documentation or training materials, provided to Value Added Reseller by IntellAgent Control Corporation . Value Added Reseller shall not manufacture, duplicate, translate, reverse engineer or decompile IntellAgent Control Corporation Products or information relating thereto.

5. TECHNICAL SUPPORT. From time to time and depending upon the particular IntellAgent Control Corporation product involved, IntellAgent Control Corporation may require that Value Added Reseller obtain a certain level of technical expertise in order to resell or recommend IntellAgent Control Corporation Products. IntellAgent Control Corporation or its designee shall offer fee-based periodic training classes in order for Value Added Reseller personnel to obtain and maintain such technical expertise.

6. LIMITED WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THE APPLICABLE PRODUCT SOFTWARE AGREEMENT AND ELSEWHERE HEREIN, INTELLAGENT CONTROL CORPORATION DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCTS AND SERVICES RECEIVED UNDER THIS AGREEMENT, INCLUDING ALL IMPLIED WARRANTIES 0F MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, TORT OR COVER DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM THE USE OR INABILITY TO USE THE PRODUCTS, DELAY OF DELIVERY OR LOSS OF PROFITS, DATA, BUSINESS OR GOODWILL, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMIT OF MONETARY DAMAGES AGAINST INTELLAGENT CONTROL CORPORATION UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNTS PAID BY VALUE ADDED RESELLER TO INTELLAGENT CONTROL CORPORATION UNDER THE VALUE ADDED RESELLER PROGRAM.

8. NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT. IntellAgent Control Corporation ("IntellAgent Control Corporation ") possesses valuable information and technical experience of a secret and confidential nature relating to IntellAgents and IntellAgent Control. This information ("IntellAgent Control Corporation Confidential Information") is a commercial asset of considerable value to IntellAgent Control Corporation and IntellAgent Control Corporation is willing to disclose and permit disclosure of IntellAgent Control Corporation Confidential Information to the undersigned individual and to the business entities represented by him/her (collectively 'Value Added Reseller') for evaluation purposes and with a view toward entering into a subsequent business relationship only on the condition that the Value Added Reseller will not disclose or make use of in any manner the IntellAgent Control Corporation Confidential Information except under the conditions set forth below:

     (a) IntellAgent Control Corporation Confidential Information shall mean trade secrets, knowledge, data or other proprietary information of IntellAgent Control Corporation not generally known to the public and identified as confidential by IntellAgent Control Corporation. IntellAgent Control Corporation Confidential Information includes inventions trade secrets, ideas, processes, formulae, flow charts, design specifications, source and object code, data, programs, documentation, unpublished works of authorship, know-how, improvements, discoveries, developments, designs and techniques, including, without limitation, all code, parameter files, executable files, and other files constituting a part of IntellAgents(TM), along with the design, layout and operation of the IntellAgent Control database. IntellAgent Corporation Confidential Information does not include (i) Information already known or independently developed by the Value Added Reseller; (ii) information in the public domain through no wrongful act of the Value Added Reseller, or (iii) information received by the Value Added Reseller from a third party who was free to disclose it.

     (b) Value Added Reseller shall not communicate IntellAgent Control Corporation Confidential Information to any third party and shall take all reasonable steps to prevent inadvertent disclosure of IntellAgent Control Corporation Confidential Information to any third party.

     (c) Value Added Reseller shall limit dissemination of IntellAgent Control Corporation Confidential Information to persons involved in the evaluation of IntellAgent Control Corporation Confidential Information. Value Added Reseller represents and warrants that any person involved in the evaluation on Value Added Resellers behalf is either under contract to Value Added Reseller not to disclose any information received from Value Added Reseller, or will become obligated to Value Added Reseller prior to receiving IntellAgent Control Corporation Confidential Information.

     (d) Value Added Reseller shall not, without IntellAgent Control Corporation's prior consent to disclose to any third Party that IntellAgent Control Corporation and Value Added Reseller are discussing a potential business relationship or the nature of IntellAgent Control Corporation' interest in a proposed business relationship with Value Added Reseller.

     (e) The obligations of paragraphs 1-2 hereof shall terminate with respect to IntellAgent Control Corporation Confidential Information only.

     (i) When Value Added Reseller can document that:

          A. IntellAgent Control Corporation Confidential Information was in the public domain at the time of IntellAgent Control Corporation Communication thereof to Value Added Reseller;

          B. IntellAgent Control Corporation Confidential Information entered the public domain through no fault of Value Added Reseller;

          C. IntellAgent Control Corporation Confidential Information was in Value Added Resellers possession free of any obligation of confidence at the time of IntellAgent Control Corporation Communication thereof to Value Added Reseller;

          D. IntellAgent Control Corporation Confidential Information was rightfully communicated to Value Added Reseller free of any obligation of confidence;

          E. IntellAgent Control Corporation Confidential Information was developed by Value Added Reseller, employees or agents of Value Added Reseller independently of and without reference to any IntellAgent Control Corporation Confidential Information or other information that IntellAgent Control Corporation has disclosed in confidence to any third party; or

          F. IntellAgent Control Corporation Confidential Information is apparent by inspection of publications marketed without restriction by IntellAgent Control Corporation, Value Added Reseller or others in the ordinary course of business;

     (ii) In any event, ninety-nine (99) years after IntellAgent Control Corporation' communication thereof to Value Added Reseller, after which time IntellAgent Control Corporation will rely on whatever rights it may obtain under the patent and copyright laws for protection of any information communicated to the undersigned.

     (f) All IntellAgent Control Corporation Confidential Information shall remain the property of IntellAgent Control Corporation and shall be returned to IntellAgent Control Corporation promptly at its request together with all copies thereof made by Value Added Reseller during the evaluation process and all work papers generated by Value Added Reseller during the evaluation process.

     (g) This Agreement shall govern all communications relating to IntellAgent Control Corporation that are made after the date this Agreement was signed, and shall continue until either party receives from the other written notice that subsequent communications shall not be governed.

     (h) Value Added Reseller acknowledges that violation of any of the provisions of this document would cause irreparable harm to IntellAgent Control Corporation . Therefore, in addition to monetary damages and other relief, the parties agree that injunctive relief shall be available to IntellAgent Control Corporation to prevent any actual or threatened violation of such provisions.

     (i) This Agreement shall be construed in accordance with the laws of the State of Texas, U.S.A. and venue for any action arising out of or under this Agreement shall be in the courts of Dallas County, Texas.

     (j) The undersigned represents that he is authorized to execute this Agreement on behalf of Value Added Reseller.

     (k) No Disclosure. During the term of this Agreement and for a period of three (3) years thereafter, neither IntellAgent Control Corporation nor Value Added Reseller shall disclose to any third party and Value Added Reseller may not use except as permitted under this Agreement any information of the other party identified as confidential or proprietary at the time of disclosure and, if disclosed orally, confirmed in writing by the disclosing party as such promptly after its disclosure ("Information"), without the prior written consent of the other party and then only to the extent specified in such consent. The parties shall limit access to the information of the other to those employees and independent contractors who have entered into appropriate confidentiality agreements and shall ensure compliance with the terms of such agreements. Information may be copied and disseminated within the receiving party's own organization only to the extent reasonably required for the purposes hereof.

     (l) Exceptions. The restrictions on disclosure of Information described in Paragraph 8(a) do not extend to any items of information which (i) is publicly known at the time of its disclosure, (ii) is lawfully received by the receiving party from a third party not bound in a confidential relationship to the disclosing party, (iii) is published or otherwise made known to the public by the disclosing party, or (iv) was generated or developed independently before its receipt from the disclosing party. Either party may disclose information to the extent required by law provided that the party so required must give the other party prompt notice and make a reasonable effort to obtain a protective order.

     (m) Electronic connections. Value Added Reseller acknowledges that IntellAgent Control Corporation maintains electronic connection and communications with third parties similar to those maintained with Value Added Reseller; however, Value Added Reseller acknowledges and agrees that only direct electronic communications with IntellAgent Control Corporation are permitted under this Agreement and any use of said electronic connections to communicate with said third parties is expressly prohibited and constitutes a material breach of this Agreement.

9. ASSIGNMENT. This Agreement is not assignable and the duties hereunder are not delegable by Value Added Reseller. Except as set forth herein, nothing in this Agreement shall be construed as granting to Value Added Reseller the right to sell, distribute to third parties, lease, license or otherwise transfer or dispose of the products in whole or in part.

10. NOTICES. Any notice hereunder shall be deemed to be sufficiently given and any delivery hereunder deemed made when delivered in person or sent by facsimile (followed by written confirmation) or by registered or certified mail or courier addressed to the Value Added Reseller at the address stated above and to IntellAgent Control Corporation at 12750 Merit Drive, Suite 830, Dallas, TX 75251, or at such changed address as either party shall have specified by written notice.

11. ENTIRE AGREEMENT; RELATIONSHIP OF PARTIES. This Agreement and the IntellAgent Control Corporation Software Agreements and other documents, such as acknowledgments, referred to herein, set forth the complete and exclusive agreement and understanding between the parties as to the subject matter hereof and are in lieu of and supercede all other communications, understandings and agreements, whether written or oral, prior or contemporaneous. Any waiver, amendment or modification of this Agreement will not be effective unless contained in a writing signed by the party or parties to be bound, and any variance from or addition to the terms of this Agreement contained in any Value Added Reseller purchase order or other written notification will be of no effect. The invalidity in whole or in part of any provision of this Agreement shall not void or affect the validity of any other provision hereof. The parties hereto are independent contractors and neither party shall have the right to bind the other to any agreement with a third party nor to represent itself as an agent, partner or joint venturer of the other or to incur any obligation or liability on behalf of the other party. Each party shall be responsible for the acts, negligence and omissions of its employees, agents, representatives and subcontractors. If any provision of this Agreement is held to be contrary to law or public policy or otherwise unenforceable, the remaining provisions shall remain in full force and effect, and the invalid provision shall remain in force as reformed.

12. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law rules.

13. EXPORT; COMPLIANCE WITH LAW. The export, distribution and disclosure of the Products and any Pre-Release Software are subject to United States Export Administration Regulations. The export of the North American Edition of IntellAgents is controlled by the U.S. Department of State.

14. TERMS AND TERMINATION; SURVIVAL

     (a) Term. This Agreement shall have a term of one year from the date given below and shall automatically renew for successive one-year terms, subject to earlier termination as set forth below.

     (b)  Termination

     (i) Termination without cause: Either party may terminate this Agreement without cause upon ninety (90) days prior written notice to the other party.

     (ii) Termination upon breach: Either party may terminate the Agreement fourteen (14) days after written notice of material breach of this Agreement if such breach is not cured within such period.

     (c) Actions upon termination. Upon expiration or termination of this Agreement, Value Added Reseller shall immediately return all copies of Products, Pre-Release Software and documentation provided by IntellAgent Control Corporation under this Agreement, destroy any additional copies made by Value Added Reseller and certify in writing that such actions have been taken. Upon expiration or termination of this Agreement each party shall return to the other any information, including any copies thereof, together with a letter certifying that all such information has been returned. Value Added Reseller shall not be entitled to a refund of any amounts paid for Products or services received under or in connection with this Agreement upon the expiration or termination of this Agreement.

     (d) Surviving Sections. The provisions of Section 2(c), 2(d), 6, 7 and 8 of this Agreement shall survive any termination of this Agreement for any reason.


INTELLAGENT CONTROL CORPORATION             VALUE ADDED RESELLER

By:      /s/ H. Gertz                       By:      /s/ Gary G. McCann

Name:    H. Gertz                           Name:    Gary G. McCann

Title:   ___________________________        Title:   Vice President - Operations

Date:    ___________________________        Date:    April 15, 1997

Return to:

IntellAgent Control Corporation
Authorization Programs
12750 Merit Drive, Suite 830
Dallas, TX 75251-1241
(214) 776-8500  FAX:(214) 776-8501
9800) 974-9900

                              RESELLER ADDENDUM TO
                       THE INTELLAGENT CONTROL CORPORATION
                         VALUE ADDED RESELLER AGREEMENT

IntellAgent Control Corporation        Value Added Reseller Name and Address:
Authorization Programs
12750 Merit Drive                      Transformation Processing Inc.
Suite 800, LB74                        2121 Argentia Road
Dallas, TX 75251-1241                  Suite 200
Phone: (214)776-8500                   Mississauga, Ont  L5N2X4
Fax: (214) 776-8501                    Telephone: (905) 812-7907
                                       Fax: (905) 812-7920
Effective Date: April 23, 1997         Attention: Lisa Denis
                                       Authorization: /s/ Gary G. McCann

--------------------------------------------------------------------------------

This Reseller Addendum to the IntellAgent Control Corporation Value Added Reseller Agreement (the Agreement") sets forth the terms and conditions under which IntellAgent Control Corporation Authorize the Value Added Reseller identified above (Value Added Reseller') to resell the IntellAgent Control Corporation products identified on Attachment A (the "IntellAgent Control Corporation Products"). This Addendum supplements the terms of the Agreement.

1. APPOINTMENT AND DISTRIBUTION RIGHTS. IntellAgent Control Corporation hereby authorizes Value Added Reseller, on a non-exclusive and nontransferable basis, to market and distribute the IntellAgent Control Corporation Products in the United States to its customers (referred to herein as "End Users") subject to the terms and conditions of this Addendum, the Agreement and the terms of the Value Added Reseller Program, as they are made known to Value Added Reseller in writing by IntellAgent Control Corporation from time to time. Such authorization may be suspended by IntellAgent Control Corporation during any period in which Value Added Reseller is past due on any amounts owing to IntellAgent Control Corporation.

2. END USER SOFTWARE AGREEMENT. Value Added Reseller shall deliver to each End User the IntellAgent Control Corporation Software license Agreement accompanying the IntellAgent Control Corporation Products purchased by Value Added Reseller.

3. PURCHASE OF INTELLAGENT CONTROL CORPORATION PRODUCTS. Value Added Reseller shall acquire IntellAgent Control Corporation Products only from IntellAgent Control Corporation. The terms of purchase shall be determined between Value Added Reseller and IntellAgent Control Corporation. IntellAgent Control Corporation will endeavor to provide Value Added Reseller with thirty (30) days prior written notice of changes to the Suggested Retail Price (SRP") of IntellAgent Control Corporation Products. On or before the tenth of each month, Value Added Reseller shall forward to IntellAgent Control Corporation at the address above information reasonably requested by IntellAgent Control Corporation regarding sales of IntellAgent Control

Corporation Products made by Value Added Reseller timing the previous month. IntellAgent Control Corporation shall maintain the confidentiality of such information in accordance with the terms of the Agreement. IntellAgent Control Corporation reserves the right to modify and/or discontinue IntellAgent Control Corporation Products at any time. IntellAgent Control Corporation also reserves the right to modify the SRP of IntellAgent Control Corporation Products at any time.

4. MAINTENANCE. Depending upon the particular product configuration and availability from IntellAgent Control Corporation, Value Added Reseller may offer End Users the option of purchasing future upgrades of IntellAgent Control Corporation Products on an annual basis ("maintenance") or purchasing upgrades to IntellAgent Control Corporation Products as they become available from time to time. Value Added Reseller purchase such offerings from IntellAgent Control Corporation. When providing upgrades to any End User that has not purchased Maintenance, Value Added Reseller shall collect satisfactory proof of such End Users ownership of IntellAgent Control Corporation Products. Value Added Reseller shall keep all such proofs of ownership on its premises for a period of one (1) year from the date of sale and make such proofs of ownership available to IntellAgent Control Corporation for inspection during normal business hours.

5. WARRANTIES. For a period of sixty (60) days following receipt of any IntellAgent Control Corporation Products by Value Added Reseller, IntellAgent Control Corporation warrants to Value Added Reseller that the media, documentation and packaging shall not contain any physical defects in workmanship or material. During the warranty period IntellAgent Control Corporation shall at its option and expense, repair or replace any defective IntellAgent Control Corporation Products product or refund to Value Added Reseller any amounts paid therefore. The foregoing remedies constitute Value Added Reseller's sole and exclusive remedies for breach of warranty. This warranty is made to Value Added Reseller separate and apart from any warranty IntellAgent Control Corporation makes to an End User in the IntellAgent Control Corporation Software Agreement.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5, INTELLAGENT CONTROL CORPORATION MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. INDEMNIFICATION. IntellAgent Control Corporation shall indemnify and hold Value Added Reseller harmless from and against and defend any claim suit or proceeding, and pay any settlement amounts or damages awarded by a court of final jurisdiction arising out of claims by third parties that a IntellAgent Control Corporation Product infringes any United States copyright or patent, provided that Value Added Reseller promptly notifies IntellAgent Control Corporation in writing of any such claim, suit or proceeding, permits IntellAgent Control Corporation to control the defense or settlement thereof and cooperates in the defense or settlement thereof. Value Added Reseller shall have the right at its option to be represented by counsel at its own expense. IntellAgent Control Corporation shall have the right to demand the return from Value Added Reseller of any inventory of IntellAgent Control Corporation Products which is the subject of a claim of infringement and to credit Value Added Reseller the net amount paid therefore. Upon notice, Value Added Reseller shall discontinue distribution of any IntellAgent Control Corporation Product which is subject of a claim of infringement. IntellAgent Control Corporation shall have no obligation under this section with respect to any claim of infringement of proprietary rights based upon any modification of IntellAgent Control Corporation Products by Value Added Reseller or the combination, operation or use of IntellAgent Control Corporation Products with materials not supplied by IntellAgent Control Corporation if such infringement would not have occurred without such modification, combination, operation or use.

7. SURVIVAL. The provisions of Sections 5 and 6 shall survive the termination or expiration of this Addendum.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives as of the Effective Date.

INTELLAGENT CONTROL CORPORATION              VALUE ADDED RESELLER

By:      /s/ H. Gertz                        By:      /s/ Gary G. McCann

Name:        H. Gertz                        Name:    Gary G. McCann

Title:                                       Title:   Vice President Operations
      --------------------------



                                       -3-